Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common stock, $0.001 par value per share, of PEDEVCO Corp. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
October 6, 2021
LIND GLOBAL FUND II LP

By:	Lind Global Partners II LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS II LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton
Name:	Jeff Easton